EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Black Spade Acquisition II Co  (the “Company”) on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “Report”), I, Kester Ng, Director, Co-Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2025

/s/ Kester Ng
Kester Ng
Director, Co-Chief Executive Officer and Chief Financial Officer
(Principal Financial and Accounting Officer)